FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS

EPS up 9.8% to $1.35
Raises lower end of 2014 financial guidance range

MELVILLE, N.Y., August 4, 2014 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the quarter ended June 28, 2014.
Net sales for the second quarter of 2014 were $2.6 billion, an increase of 9.3% compared with the second quarter of 2013.  This consisted of 7.9% growth in local currencies and 1.4% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 4.3% and acquisition growth was 3.6% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the second quarter of 2014 was $116.2 million, or $1.35 per diluted share, an increase of 7.2% and 9.8%, respectively, compared with the second quarter of 2013.
“Sales growth was solid during the second quarter with internal sales growth in local currencies the highest we have reported in the past year and a half.  Domestic sales rebounded from the effects of severe winter weather in the preceding quarter,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We are also pleased to be raising the lower end of our 2014 financial guidance range.”
Dental sales of $1.4 billion increased 8.6%, consisting of 7.5% growth in local currencies and 1.1% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 2.6% and acquisition growth was 4.9%.  The 2.6% internal growth in local currencies included 4.3% growth in North America while International sales were flat.

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“We gained market share in our Dental group with growth in North America exceeding 8% and International growth above 9%.  North America internal Dental merchandise sales growth was bolstered by strategic acquisitions, and equipment sales and service revenue growth was nearly 11% in local currencies.  International Dental growth also reflects strategic acquisitions, while internal equipment sales and service revenue in local currencies declined from a strong prior-year comparison that included the biennial IDS in Germany,” commented Mr. Bergman.  “Through strategic dental transactions during the quarter, we expanded our reach in France and entered Brazil, our first operation in South America.”
Animal Health sales of $754.5 million increased 13.2%, consisting of 10.7% growth in local currencies and 2.5% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 7.3% and acquisition growth was 3.4%.  The 7.3% internal growth in local currencies included 7.9% growth in North America and 6.8% growth in International.
“We also gained market share in our Animal Health group with internal sales growth in local currencies at its highest level in six quarters.  International internal Animal Health sales growth in local currencies was at a multi-year record,” commented Mr. Bergman.  “We also significantly strengthened our position in the U.S. equine-products market with the acquisition of a majority ownership position in SmartPak, which was completed early in the third quarter.”
Medical sales of $403.3 million increased 4.0%, including 3.7% growth in local currencies and 0.3% growth related to foreign currency exchange.
“Medical sales growth in North America, which represents 95% of the group’s total, accelerated sharply from the preceding quarter as we recovered from the impact of weather and made progress with our strategic focus on large group practices and integrated delivery networks.  Pre-bookings of seasonal influenza vaccines are running in-line with the prior year,” remarked Mr. Bergman.
Technology and Value-Added Services sales of $89.1 million increased 14.2%, including 13.2% growth in local currencies and 1.0% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 9.3% and acquisition growth was 3.9%.
“Technology and Value-Added Services sales growth also accelerated in North America compared with the preceding quarter to its highest growth rate in more than a year, with particular strength in software sales and value-added services,” commented Mr. Bergman.  “We continue to be pleased with our performance internationally in this category, with double-digit internal sales growth in local currencies for the past six quarters.”

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Stock Repurchase Plan
The Company announced that it repurchased approximately 654,000 shares of its common stock during the second quarter at an average price of $116.43 per share, or approximately $76.1 million.  The impact of the repurchase of shares on second quarter diluted EPS was immaterial.  At the close of the second quarter, Henry Schein had approximately $148 million authorized for future repurchases of its common stock.

Year-to-Date Results
Net sales for the first half of 2014 were $5.0 billion, an increase of 7.7% compared with the first half of 2013.  This consisted of 6.8% growth in local currencies and 0.9% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 3.6% and acquisition growth was 3.2%.
Net income attributable to Henry Schein, Inc. for the first half of 2014 was $218.3 million or $2.53 per diluted share, an increase of 7.8% and 10.0%, respectively, compared with the first half of 2013 excluding a non-cash, one-time expense related to debt refinancing.

2014 EPS Guidance
Henry Schein today raised the lower end of its 2014 financial guidance range, as follows:

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For 2014, the Company expects diluted EPS attributable to Henry Schein, Inc. to be $5.33 to $5.39.  This represents growth of 8% to 9% compared with 2013 results excluding certain one-time items, and compares with previous guidance for 2014 diluted EPS to be $5.29 to $5.39.

•
Guidance for 2014 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Second Quarter Conference Call Webcast
The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs more than 17,000 Team Schein Members and serves more than 800,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 27 countries.  The Company's sales reached a record $9.6 billion in 2013, and have grown at a compound annual rate of approximately 16 percent since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein website at www.henryschein.com.

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Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$2,615,406	$2,391,810	$5,045,565	$4,685,321
Cost of sales	1,886,934	1,721,954	3,620,380	3,368,474
Gross profit	728,472	669,856	1,425,185	1,316,847
Operating expenses:
Selling, general and administrative	547,628	493,791	1,087,073	987,153
Operating income	180,844	176,065	338,112	329,694
Other income (expense):
Interest income	3,416	3,303	6,871	6,508
Interest expense	(5,670)	(4,890)	(10,928)	(17,617)
Other, net	1,032	(34)	4,612	(404)
Income before taxes and equity in earnings
of affiliates	179,622	174,444	338,667	318,181
Income taxes	(55,322)	(54,775)	(104,945)	(100,627)
Equity in earnings of affiliates	2,817	1,766	3,523	2,567
Net income	127,117	121,435	237,245	220,121
Less: Net income attributable to noncontrolling interests	(10,881)	(13,005)	(18,910)	(20,213)
Net income attributable to Henry Schein, Inc.	$116,236	$108,430	$218,335	$199,908

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.37	$1.26	$2.58	$2.31
Diluted	$1.35	$1.23	$2.53	$2.27

Weighted-average common shares outstanding:
Basic	84,620	86,370	84,716	86,483
Diluted	85,980	87,968	86,189	88,205

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 28,	December 28,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,698	$188,616
Accounts receivable, net of reserves of $81,932 and $78,298	1,188,143	1,055,216
Inventories, net	1,257,235	1,250,403
Deferred income taxes	66,431	63,865
Prepaid expenses and other	310,496	276,565
Total current assets	2,912,003	2,834,665
Property and equipment, net	292,972	275,888
Goodwill	1,832,377	1,635,005
Other intangibles, net	594,358	417,133
Investments and other	360,044	461,945
Total assets	$5,991,754	$5,624,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$755,999	$824,495
Bank credit lines	83,671	29,508
Current maturities of long-term debt	6,302	5,441
Accrued expenses:
Payroll and related	208,886	216,629
Taxes	158,363	145,161
Other	330,680	329,429
Total current liabilities	1,543,901	1,550,663
Long-term debt	665,909	450,233
Deferred income taxes	278,456	198,674
Other liabilities	152,029	139,526
Total liabilities	2,640,295	2,339,096

Redeemable noncontrolling interests	497,927	497,539
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
85,022,123 outstanding on June 28, 2014 and
85,622,452 outstanding on December 28, 2013	850	856
Additional paid-in capital	265,469	318,225
Retained earnings	2,505,721	2,398,267
Accumulated other comprehensive income	78,703	67,849
Total Henry Schein, Inc. stockholders' equity	2,850,743	2,785,197
Noncontrolling interests	2,789	2,804
Total stockholders' equity	2,853,532	2,788,001
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,991,754	$5,624,636

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$127,117	$121,435	$237,245	$220,121
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	37,353	31,843	73,489	64,236
Accelerated amortization of deferred financing costs	-	-	-	6,203
Stock-based compensation expense	10,542	11,422	19,505	16,732
Provision for losses on trade and other
accounts receivable	1,092	1,314	2,415	2,154
Provision for (benefit from) deferred income taxes	(9,735)	9,179	6,009	15,550
Equity in earnings of affiliates	(2,817)	(1,766)	(3,523)	(2,567)
Distributions from equity affiliates	3,368	3,569	5,340	6,450
Other	13,480	2,076	15,453	5,367
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(56,597)	(19,763)	(86,199)	(45,155)
Inventories	6,991	28,026	48,550	82,037
Other current assets	195	(26,927)	(23,251)	(12,924)
Accounts payable and accrued expenses	68,243	114,390	(151,050)	(121,453)
Net cash provided by operating activities	199,232	274,798	143,983	236,751

Cash flows from investing activities:
Purchases of fixed assets	(19,492)	(10,072)	(37,976)	(21,934)
Payments for equity investments and business
acquisitions, net of cash acquired	(78,178)	(1,349)	(222,857)	(33,708)
Other	(2,566)	(5,003)	(6,497)	(5,071)
Net cash used in investing activities	(100,236)	(16,424)	(267,330)	(60,713)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(61,529)	(34,467)	53,239	(11,640)
Proceeds from issuance of long-term debt	124,400	155,781	314,787	483,781
Debt issuance costs	-	(1,083)	-	(1,319)
Principal payments for long-term debt	(100,470)	(305,095)	(100,866)	(538,000)
Proceeds from issuance of stock upon exercise
of stock options	4,827	7,653	21,277	19,452
Payments for repurchases of common stock	(76,137)	(78,062)	(151,443)	(151,511)
Excess tax benefits related to stock-based
compensation	1,229	1,964	4,579	5,328
Distributions to noncontrolling shareholders	(13,926)	(10,216)	(17,689)	(13,008)
Acquisitions of noncontrolling interests in
subsidiaries	(18,759)	(5,219)	(102,552)	(5,754)
Net cash provided by (used in) financing activities	(140,365)	(268,744)	21,332	(212,671)

Effect of exchange rate changes on cash and
cash equivalents	1,952	(1,353)	3,097	(6,608)
Net change in cash and cash equivalents	(39,417)	(11,723)	(98,918)	(43,241)
Cash and cash equivalents, beginning of period	129,115	90,562	188,616	122,080
Cash and cash equivalents, end of period	$89,698	$78,839	$89,698	$78,839

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Exhibit A - QTD Sales

Henry Schein, Inc.
2014 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2014 over Q2 2013

Global	Q2 2014	Q2 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,368,481	$1,259,581	8.6%	1.1%	7.5%	4.9%	2.6%

Animal Health	754,549	666,297	13.2%	2.5%	10.7%	3.4%	7.3%

Medical	403,257	387,887	4.0%	0.3%	3.7%	0.0%	3.7%

Total Health Care Distribution	2,526,287	2,313,765	9.2%	1.4%	7.8%	3.6%	4.2%

Technology and value-added services	89,119	78,045	14.2%	1.0%	13.2%	3.9%	9.3%

Total Global	$2,615,406	$2,391,810	9.3%	1.4%	7.9%	3.6%	4.3%

North America	Q2 2014	Q2 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$833,055	$768,800	8.4%	-0.7%	9.1%	4.8%	4.3%

Animal Health	351,523	325,821	7.9%	0.0%	7.9%	0.0%	7.9%

Medical	381,811	367,312	3.9%	0.0%	3.9%	0.0%	3.9%

Total Health Care Distribution	1,566,389	1,461,933	7.1%	-0.4%	7.5%	2.5%	5.0%

Technology and value-added services	72,145	66,675	8.2%	-0.3%	8.5%	0.0%	8.5%

Total North America	$1,638,534	$1,528,608	7.2%	-0.4%	7.6%	2.4%	5.2%

International	Q2 2014	Q2 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$535,426	$490,781	9.1%	4.2%	4.9%	4.9%	0.0%

Animal Health	403,026	340,476	18.4%	5.0%	13.4%	6.6%	6.8%

Medical	21,446	20,575	4.2%	5.6%	-1.4%	0.0%	-1.4%

Total Health Care Distribution	959,898	851,832	12.7%	4.6%	8.1%	5.4%	2.7%

Technology and value-added services	16,974	11,370	49.3%	8.4%	40.9%	26.5%	14.4%

Total International	$976,872	$863,202	13.2%	4.6%	8.6%	5.8%	2.8%

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Exhibit A - YTD Sales

Henry Schein, Inc.
2014 Second Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q2 2014 YTD over Q2 2013 YTD

Global	Q2 2014 YTD	Q2 2013 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,665,409	$2,450,376	8.8%	0.8%	8.0%	4.9%	3.1%

Animal Health	1,409,037	1,305,439	7.9%	1.4%	6.5%	1.8%	4.7%

Medical	800,671	776,749	3.1%	0.3%	2.8%	0.0%	2.8%

Total Health Care Distribution	4,875,117	4,532,564	7.6%	0.9%	6.7%	3.2%	3.5%

Technology and value-added services	170,448	152,757	11.6%	0.7%	10.9%	3.1%	7.8%

Total Global	$5,045,565	$4,685,321	7.7%	0.9%	6.8%	3.2%	3.6%

North America	Q2 2014 YTD	Q2 2013 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,602,651	$1,481,754	8.2%	-0.8%	9.0%	5.0%	4.0%

Animal Health	657,172	632,651	3.9%	0.0%	3.9%	0.0%	3.9%

Medical	756,929	734,944	3.0%	0.0%	3.0%	0.0%	3.0%

Total Health Care Distribution	3,016,752	2,849,349	5.9%	-0.4%	6.3%	2.6%	3.7%

Technology and value-added services	139,029	130,537	6.5%	-0.3%	6.8%	0.1%	6.7%

Total North America	$3,155,781	$2,979,886	5.9%	-0.4%	6.3%	2.5%	3.8%

International	Q2 2014 YTD	Q2 2013 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,062,758	$968,622	9.7%	3.2%	6.5%	4.9%	1.6%

Animal Health	751,865	672,788	11.8%	2.9%	8.9%	3.4%	5.5%

Medical	43,742	41,805	4.6%	4.8%	-0.2%	0.0%	-0.2%

Total Health Care Distribution	1,858,365	1,683,215	10.4%	3.1%	7.3%	4.1%	3.2%

Technology and value-added services	31,419	22,220	41.4%	6.2%	35.2%	20.9%	14.3%

Total International	$1,889,784	$1,705,435	10.8%	3.1%	7.7%	4.4%	3.3%

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Exhibit B

Henry Schein, Inc.
2014 Second Quarter and YTD
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			YTD
			%			%
	2014	2013	Growth	2014	2013	Growth
Net Income attributable to Henry Schein, Inc.	$116,236	$108,430	7.2%	$218,335	$199,908	9.2%
Diluted EPS attributable to Henry Schein, Inc.	$1.35	$1.23	9.8%	$2.53	$2.27	11.5%

Non-GAAP Adjustments (after-tax)
Accelerated amortization of deferred financing costs (1)	$-	$-		$-	$2,679
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$-	$-		$-	$2,679
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$-	$-		$-	$0.03

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$116,236	$108,430	7.2%	$218,335	$202,587	7.8%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.35	$1.23	9.8%	$2.53	$2.30	10.0%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

(1)	Represents non-cash, one-time expenses related to the debt refinancing of Henry Schein Animal Health.

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